EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER OF FISCAL YEAR 2027

•Net sales of $1.622 billion, increased 42.2% from the year-ago quarter and up 9.2% sequentially. The midpoint of our guidance provided on August 6, 2026 was net sales of $1.604 billion.
•On a GAAP basis: gross profit of 65.9%; operating income of $464.5 million and 28.6% of net sales; net income attributable to common stockholders of $373.6 million; and EPS of $0.68 per diluted share. Our guidance provided on August 6, 2026 was GAAP EPS per diluted share of $0.53 to $0.54.
•On a Non-GAAP basis: gross profit of 66.5%; operating income of $639.9 million and 39.5% of net sales; net income of $559.2 million; and EPS of $0.97 per diluted share. Our guidance provided on August 6, 2026 was Non-GAAP EPS per diluted share of $0.91 to $0.95.
•Returned approximately $247.6 million to common stockholders in the September quarter through dividends.
•Quarterly dividend on common stock declared for the December quarter of 45.5 cents per share.
•Completed acquisitions of Hailo, a provider of accelerated edge AI processors, on September 17th, and Vorago Technologies, a provider of radiation-hardened microcontrollers and microprocessors, on October 8th.

CHANDLER, Arizona - November 5, 2026 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a broadline supplier of semiconductors committed to making innovative design easier through total system solutions, today reported results for the three months ended September 30, 2026.

"Our September quarter net sales were above the high end of our guidance, increasing 42.2% year over year and 9.2% sequentially to $1.622 billion," said Steve Sanghi, Microchip’s President and Chief Executive Officer. "The momentum from the start of fiscal 2027 continued in the September quarter, with broad-based growth across our end markets, driven by industrial and data center applications. Our growth is increasingly supported by new design wins and product innovations, which we believe positions us well for the opportunities ahead."

- - more - -

Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Mr. Sanghi added, “Bookings remained robust, with book-to-bill well above one, consistent with recent quarters. We are winning new designs across our end markets, including data center, where our PCIe Gen6 switch and retimer design wins have grown to 24 to date, up from 12 at the end of the June quarter. We also broadened our portfolio, with a steady cadence of product and technology introductions across data center, aerospace and defense, automotive and industrial applications, which expands the foundation for future design wins."

Eric Bjornholt, Microchip's Corporate Senior Vice President and Chief Financial Officer, said, "Our September quarter results reflect ongoing operational improvements, with non-GAAP operating expenses growing well below net sales and supporting higher profitability. We believe our existing manufacturing footprint enables us to grow with modest incremental capital investment, and we remain focused on strengthening our balance sheet while making targeted investments that accelerate our product roadmap.”

Mr. Sanghi concluded, “As we enter the December quarter, we are experiencing some normal seasonal factors in our business. Normal seasonality is for our revenue to be down sequentially 3% to 5% in the December quarter. We expect net sales for the December quarter to be between down 3% and up 1% sequentially, with a midpoint of down 1%. The midpoint of our December quarter guidance represents year-over-year growth of approximately 35.4%. Our guidance of down 1% at the midpoint needs to be considered with the fact that we had about $53 million of infrequent revenue items in the September quarter which do not repeat in the December quarter. Taking this into consideration, the midpoint of our guidance for the December quarter represents guidance that is 5% to 7% better than normal seasonality. Lead times are lengthening across our supply chain, and we are working to expand capacity and secure additional wafer allocation. We expect non-GAAP gross margin to be between 64% and 65% and GAAP gross margin to be between 62.9% and 63.9%. Together, data center, aerospace and defense, industrials, robotics, automotive and the intelligent edge are the secular trends we see driving growth over the long-term.”

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

The following table summarizes Microchip's reported results for the three months ended September 30, 2026.

	Three Months Ended September 30, 2026(1)
Net sales	$1,621.5
	GAAP	%	Non-GAAP(2)%
Gross profit	$1,068.0	65.9%	$1,077.8	66.5%
Operating income	$464.5	28.6%	$639.9	39.5%
Other expense	$(47.0)		$(47.0)
Income tax provision	$16.1		$33.7
Net income	$401.4		$559.2
Dividends on Series A Preferred Stock	$(27.8)		—
Net income attributable to common stockholders	$373.6	23.0%	$559.2	34.5%
Diluted net income per common share	$0.68		$0.97
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the second quarter of fiscal 2027 were $1.622 billion, up 42.2% from net sales of $1.140 billion in the prior year's second fiscal quarter.

GAAP net income attributable to common stockholders for the second quarter of fiscal 2027 was $373.6 million, or $0.68 per diluted share, up from GAAP net income attributable to common stockholders of $13.9 million, or $0.03 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2027 and fiscal 2026, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the second quarter of fiscal 2027 was $559.2 million, or $0.97 per diluted share, up from non-GAAP net income of $199.1 million, or $0.35 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2027 and fiscal 2026, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the second quarters of fiscal 2027 and fiscal 2026, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on December 8, 2026 to stockholders of record on November 23, 2026. Our Board also declared a quarterly cash dividend on Microchip's 7.50% Series A Mandatory Convertible Preferred Stock of $18.750 per share (which represents $0.9375 per depositary share) which is payable on December 15, 2026 to stockholders of record on December 1, 2026.
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Microchip also announced that, on November 3, 2026, Victor Peng informed our Board of Directors of his decision to step down from the Board due to his time commitments on other matters including serving as Chief Executive Officer of PsiQuantum. The Board thanks Mr. Peng for his service and contributions during his tenure on the Board.
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Third Quarter Fiscal Year 2027 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.573 to $1.638 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	62.9% to 63.9%	$17.7 to $18.7 million	64.0% to 65.0%
Operating Expenses(2)	36.7% to 37.4%	$163.0 to $167.0 million	26.5% to 27.0%
Operating Income	25.5% to 27.2%	$180.8 to $185.8 million	37.0% to 38.5%
Other Expense, net	$47.7 to $48.3 million	$(0.2) to $0.2 million	$47.5 to $48.5 million
Income Tax Provision	$67.1 to $91.3 million(3)	$(53.4) to $(32.4) million	$34.7 to $37.9 million(4)
Net income	$285.9 to $305.8 million	$212.9 to $239.3 million	$498.8 to $545.1 million
Dividends on Series A Preferred Stock	$(27.8) million	$27.8 million	—
Net income attributable to common stockholders	$258.1 to $278.0 million	$240.7 to $267.1 million	$498.8 to $545.1 million
Diluted Common Shares Outstanding	Approximately 551.0 to 552.0 million shares	23.8 million shares	Approximately 574.8 to 575.8 million shares
Diluted net income per common share	$0.47 to $0.50	$0.40 to $0.45	$0.87 to $0.95
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending December 31, 2026. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending December 31, 2026.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2027, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential gains or charges related to our ongoing evaluation of restructuring activities including the sale of our Fab 2 wafer fabrication facility in Tempe, Arizona.

Capital expenditures for the quarter ending December 31, 2026 are expected to be about $35 million. Capital expenditures for all of fiscal 2027 are expected to be approximately $100 million. Consistent with the slow macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2027. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the second quarters of fiscal 2027 and fiscal 2026, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2026 quarter between $75 and $85 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net sales	$1,621.5	$1,140.4	$3,106.2	$2,215.9
Cost of sales	553.5	502.5	1,099.3	1,001.3
Gross profit	1,068.0	637.9	2,006.9	1,214.6

Research and development	318.5	262.3	627.4	517.8
Selling, general and administrative	186.9	172.3	371.2	331.6
Amortization of acquired intangible assets	90.2	108.1	180.2	215.7
Special charges and other, net	7.9	6.3	26.8	28.5
Operating expenses	603.5	549.0	1,205.6	1,093.6

Operating income	464.5	88.9	801.3	121.0

Other expense, net	(47.0)	(57.1)	(93.9)	(105.0)
Income before income taxes	417.5	31.8	707.4	16.0
Income tax provision (benefit)	16.1	(9.9)	76.2	(7.1)
Net income	401.4	41.7	631.2	23.1
Dividends on Series A Preferred Stock	(27.8)	(27.8)	(55.6)	(55.6)
Net income (loss) attributable to common stockholders	$373.6	$13.9	$575.6	$(32.5)

Basic net income (loss) per common share	$0.69	$0.03	$1.06	$(0.06)
Diluted net income (loss) per common share	$0.68	$0.03	$1.05	$(0.06)

Basic common shares outstanding	543.6	540.0	543.1	539.6
Diluted common shares outstanding	550.6	545.0	550.6	539.6

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

ASSETS
	September 30,	March 31,
	2026	2026
Cash and short-term investments	$457.0	$240.3
Accounts receivable, net	963.1	894.7
Inventories	1,117.3	1,035.4
Other current assets	208.9	207.2
Total current assets	2,746.3	2,377.6

Property, plant and equipment, net	1,074.3	1,106.7
Other assets	10,839.8	10,885.8
Total assets	$14,660.4	$14,370.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,224.7	$1,136.3
Total current liabilities	1,224.7	1,136.3

Long-term debt	5,517.2	5,496.4
Long-term income tax payable	592.8	570.9
Long-term deferred tax liability	24.1	25.1
Other long-term liabilities	660.8	709.0

Stockholders' equity	6,640.8	6,432.4
Total liabilities and stockholders' equity	$14,660.4	$14,370.1

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Gross profit, as reported	$1,068.0	$637.9	$2,006.9	$1,214.6
Share-based compensation expense	9.8	8.3	18.5	16.0
Non-GAAP gross profit	$1,077.8	$646.2	$2,025.4	$1,230.6
GAAP gross profit percentage	65.9%	55.9%	64.6%	54.8%
Non-GAAP gross profit percentage	66.5%	56.7%	65.2%	55.5%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Research and development expenses, as reported	$318.5	$262.3	$627.4	$517.8
Share-based compensation expense	(39.5)	(33.2)	(80.6)	(62.3)
Other adjustments	(4.5)	—	(4.5)	—
Non-GAAP research and development expenses	$274.5	$229.1	$542.3	$455.5
GAAP research and development expenses as a percentage of net sales	19.6%	23.0%	20.2%	23.4%
Non-GAAP research and development expenses as a percentage of net sales	16.9%	20.1%	17.5%	20.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Selling, general and administrative expenses, as reported	$186.9	$172.3	$371.2	$331.6
Share-based compensation expense	(22.7)	(20.1)	(47.9)	(36.2)
Other adjustments	(0.8)	—	(0.8)	—
Professional services associated with certain legal matters	—	(12.3)	(0.4)	(19.8)
Non-GAAP selling, general and administrative expenses	$163.4	$139.9	$322.1	$275.6
GAAP selling, general and administrative expenses as a percentage of net sales	11.5%	15.1%	12.0%	15.0%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.1%	12.3%	10.4%	12.4%

- - more - -

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Operating expenses, as reported	$603.5	$549.0	$1,205.6	$1,093.6
Share-based compensation expense	(62.2)	(53.3)	(128.5)	(98.5)
Other adjustments	(5.3)	—	(5.3)	—
Professional services associated with certain legal matters	—	(12.3)	(0.4)	(19.8)
Amortization of acquired intangible assets (1)	(90.2)	(108.1)	(180.2)	(215.7)
Special charges and other, net	(7.9)	(6.3)	(26.8)	(28.5)
Non-GAAP operating expenses	$437.9	$369.0	$864.4	$731.1
GAAP operating expenses as a percentage of net sales	37.2%	48.1%	38.8%	49.4%
Non-GAAP operating expenses as a percentage of net sales	27.0%	32.4%	27.8%	33.0%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Operating income, as reported	$464.5	$88.9	$801.3	$121.0
Share-based compensation expense	72.0	61.6	147.0	114.5
Other adjustments	5.3	—	5.3	—
Professional services associated with certain legal matters	—	12.3	0.4	19.8
Amortization of acquired intangible assets (1)	90.2	108.1	180.2	215.7
Special charges and other, net	7.9	6.3	26.8	28.5
Non-GAAP operating income	$639.9	$277.2	$1,161.0	$499.5
GAAP operating income as a percentage of net sales	28.6%	7.8%	25.8%	5.5%
Non-GAAP operating income as a percentage of net sales	39.5%	24.3%	37.4%	22.5%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

- - more - -

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Other expense, net, as reported	$(47.0)	$(57.1)	$(93.9)	$(105.0)
(Gain) loss on available-for-sale investments	—	(0.1)	—	(0.1)
Non-GAAP other expense, net	$(47.0)	$(57.2)	$(93.9)	$(105.1)
GAAP other expense, net, as a percentage of net sales	(2.9)%	(5.0)%	(3.0)%	(4.7)%
Non-GAAP other expense, net, as a percentage of net sales	(2.9)%	(5.0)%	(3.0)%	(4.7)%

RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Income tax provision (benefit) as reported	$16.1	$(9.9)	$76.2	$(7.1)
Income tax rate, as reported	3.9%	(31.1)%	10.8%	(44.4)%
Other non-GAAP tax adjustment	17.6	30.8	(6.9)	47.7
Non-GAAP income tax provision	$33.7	$20.9	$69.3	$40.6
Non-GAAP income tax rate	5.7%	9.5%	6.5%	10.3%

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) attributable to common stockholders, as reported	$373.6	$13.9	$575.6	$(32.5)
Dividends on Series A Preferred Stock	27.8	27.8	55.6	55.6
Share-based compensation expense	72.0	61.6	147.0	114.5
Other adjustments	5.3	—	5.3	—
Professional services associated with certain legal matters	—	12.3	0.4	19.8
Amortization of acquired intangible assets	90.2	108.1	180.2	215.7
Special charges and other, net	7.9	6.3	26.8	28.5
(Gain) loss on available-for-sale investments	—	(0.1)	—	(0.1)
Other non-GAAP tax adjustment	(17.6)	(30.8)	6.9	(47.7)
Non-GAAP net income	$559.2	$199.1	$997.8	$353.8
GAAP net income (loss) attributable to common stockholders as a percentage of net sales	23.0%	1.2%	18.5%	(1.5)%
Non-GAAP net income as a percentage of net sales	34.5%	17.5%	32.1%	16.0%
Diluted net income (loss) per common share, as reported	$0.68	$0.03	$1.05	$(0.06)
Non-GAAP diluted net income per common share	$0.97	$0.35	$1.74	$0.62
Diluted common shares outstanding, as reported	550.6	545.0	550.6	539.6
Diluted common shares outstanding non-GAAP	574.4	568.8	574.4	569.2

- - more - -

RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Diluted common shares outstanding, as reported	550.6	545.0	550.6	539.6
Dilutive effect of RSUs(1)	—	—	—	3.8
Dilutive effect of 2017 Senior Convertible Debt(1)	—	—	—	0.4
Dilutive effect of Series A Preferred Stock(1)	23.8	23.8	23.8	25.4
Diluted common shares outstanding non-GAAP	574.4	568.8	574.4	569.2
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the periods shown in the table above.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP cash flow from operations, as reported	$419.2	$88.1	$930.7	$363.7
Capital expenditures	(23.1)	(36.5)	(37.0)	(54.4)
Free cash flow	$396.1	$51.6	$893.7	$309.3
GAAP cash flow from operations as a percentage of net sales	25.9%	7.7%	30.0%	16.4%
Free cash flow as a percentage of net sales	24.4%	4.5%	28.8%	14.0%
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

Microchip will host a conference call today, November 5, 2026 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until December 3, 2026.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 5, 2026 and will remain available until 5:00 p.m. (Eastern Time) on December 3, 2026. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13761638.

Cautionary Statement:

The statements in this release relating to the momentum from the start of fiscal 2027, broad-based growth across our end markets driven by industrial and data center applications, growth being increasingly supported by new design wins and product innovations which we believe positions us well for the opportunities ahead, that we are winning new designs across our end markets, that we have a steady cadence of product and technology introductions across data center, aerospace and defense, automotive and industrial applications which expands the foundation for future design wins, ongoing operational improvements with non-GAAP operating expenses growing well below net sales and supporting higher profitability, that we believe our existing manufacturing footprint enables us to grow with modest incremental capital investment, that we remain focused on strengthening our balance sheet while making targeted investments that accelerate our product roadmap, that we are experiencing some normal seasonal factors in our business, normal seasonality is for our revenue to be down sequentially 3% to 5% in the December quarter, that we expect net sales for the December quarter to be between down 3% and up 1% sequentially, with a midpoint of down 1%, that the midpoint of our December quarter guidance represents year-over-year growth of approximately 35.4%, that the infrequent revenue items in the September quarter do not repeat in the December quarter, that the midpoint of our guidance for the December quarter represents guidance that is 5% to 7% better than normal seasonality, that lead times are lengthening across our supply chain, that we are working to expand capacity and secure additional wafer allocation, that we expect non-GAAP gross margin to be between 64% and 65% and GAAP gross margin to be between 62.9% and 63.9%, that together, data center, aerospace and defense, industrials, robotics, automotive and the intelligent edge are the secular trends we see driving growth over the long-term, our third quarter fiscal 2027 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, dividends on Series A Preferred Stock, net income attributable to common stockholders, diluted common shares outstanding, diluted net income per common share, capital expenditures for the December 2026 quarter and for all of fiscal 2027, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the December 2026 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in interest rates or high inflation, actions taken or which may be taken by the Trump administration or the U.S. Congress, the impact of the November elections in the U.S., monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in the Middle East and Ukraine-Russia), the scope and level of tariffs; further changes in demand or market acceptance of our products and the products of our customers
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

and our ability to respond to any increases or decreases in market demand or customer requests to increase orders or reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; changes or fluctuations in customer order patterns and seasonality; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any increases or decreases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); foreign currency effects on our business; the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the One Big Beautiful Bill Act, the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 5, 2026 press release, or to reflect the occurrence of unanticipated events.
- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2027
Financial Results

About Microchip:

Microchip Technology Inc. is a broadline supplier of semiconductors committed to making innovative design easier through total system solutions that address critical challenges at the intersection of emerging technologies and durable end markets. Its easy-to-use development tools and comprehensive product portfolio support customers throughout the design process, from concept to completion. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support and delivers solutions across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

- - end - -